Exhibit 10.13

1 November 2004

AGREEMENT AND DEED OF MORTGAGE	IJS/6001933/231361hpe
AND PLEDGE	01-11-2004
6(231361)

Today, the second of November

two thousand and four, appeared before me,

Paul Hubertus Nicolaas Quist, civil-law notary, residing in Amsterdam:

1.              Monique Maria Hemmers, care of Stibbe, 1077 ZZ Amsterdam, Strawinskylaan 2001, born in Eindhoven on the twentieth day of June nineteen hundred and seventy-one,  in the present matter acting as holder of a power of attorney of:

the company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) New Skies Satellites B.V., having its seat in Amsterdam, its address at 1012 KK Amsterdam, Rokin 55 and filed at the Trade Register under number 30146277,

(‘the Mortgagor’);

2.              IJsbrand Cornelis van Straten, care of Stibbe, 1077 ZZ Amsterdam, Strawinskylaan 2001, born in Woudrichem on the thirtieth day of March nineteen hundred and sixty-seven, in the present matter acting as holder of a power of attorney of:

Deutsche Bank AG, New York Branch, with its principal place of business at 60 Wall Street, New York, New York 10005, United States of America,

in this present matter acting:

(i)           for itself;

(ii)        as collateral agent pro se in its capacity as creditor under the Parallel Debt Obligations (as defined below) and also for the Secured Parties, as such term is defined in the Credit Agreement (as defined below), pursuant to the terms of the Credit Agreement,

(the ‘Collateral Agent’).

Powers of attorney

The powers of attorney of the Mortgagor are evidenced by two notarial deeds, executed on the first day of November two thousand and four before A.N. Robinson, public notary in London, United Kingdom, and before a legal substitute of P.H.N. Quist, civil law notary in Amsterdam.

The power of attorney of the Collateral Agent is evidenced by one (1) private deed, which will be attached to this deed.

The appearing person declared:

A.      on first day of November two thousand and four, amongst others, New Skies Holding B.V., the Mortgagor, the Lenders party thereto, the Collateral Agent (as Administrative Agent and as Collateral Agent for the Secured Parties), ABN AMRO Bank N.V. (as Syndication Agent) and Deutsche Bank Securities Inc. and ABN AMRO Incorporated (as Joint Lead Arrangers) entered into a five hundred thirty-five million American Dollars (USD 535,000,000) Credit Agreement (the ‘Credit Agreement’);

B.        on the terms and subject to the conditions set forth in the Credit Agreement the Lenders are willing to extend senior secured credit to the Borrowers (as defined in the Credit Agreement);

C.        pursuant to the Credit Agreement and in order to secure and provide for the payment and discharge of, inter alia, the Parallel Debt Obligations (as defined below), the Mortgagor and the Collateral Agent have agreed that the Mortgagor shall grant a first right of mortgage (een eerste recht van hypotheek) pursuant to clause 3:260 paragraph 1 Dutch Civil Code over the Property (as defined below) currently held by the Mortgagor (the “Mortgage”) and to pledge and grant a first right of pledge (een eerste recht van pand) pursuant to clause 3:237 paragraph 1 Dutch Civil Code over the Rights (as defined below) currently held by the Mortgagor (the “Pledge”).

Consequently, the appearing person declared:

1.  Definitions and Interpretation

1.             a.     All capitalized terms used in this Agreement and Deed of Mortgage and Pledge (this ‘Agreement’), including the recitals, and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

b.             Headings are for convenience of reference only.

c.              Where the context so permits, the singular includes the plural and vice versa.

d.             Save where the contrary is indicated, any reference in this Agreement to any of the Parties shall be construed so as to include its respective successors, transferees and assigns from time to time and any successor of such a successor, transferee or assign in accordance with their respective interests.

e.              A ‘clause’ and ‘subclause’ shall, subject to any indication to the contrary, be construed as a reference to a clause hereof.

f.                References to the Credit Agreement, the Facility, the (other) Loan Documents,

this Agreement, the Swap Agreements or any other agreement or document shall, where applicable, be deemed to be references to such Credit Agreement, the Facility, the (other) Loan Documents, this Agreement, the Swap Agreements or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, restated, supplemented, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and as facilities and financial services are or may from time to time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder.

g.             A statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same may have been, or may from time to time be, amended or re-enacted and all instruments, orders, plans, regulations, by-laws, permissions and directions at any time made thereunder.

h.             References to the Dutch Civil Code are references to het Nederlands Burgerlijk Wetboek, references to the Dutch Bankruptcy Act are references to de Nederlandse Faillissementswet.

2.             In this Agreement the following words and expressions shall have the following meanings:

‘Collateral’ has the meaning ascribed thereto in clause 2 under B;

‘Credit Agreement’ has the meaning given to it under recital A.

‘‘Default Notice’ means the default notice, to be given upon the occurrence of an Event of Default, substantially in the form of Annex 1 hereto;

‘Mortgage’ has the meaning ascribed thereto under recital C;

‘Parallel Debt Obligations’ has the meaning given to it in section 9.19 of the Credit Agreement;

‘Pledge’ has the meaning given to it under recital C;

‘Pledged Collateral’ means the Collateral;

‘Principal Amount’ has the meaning given to it in clause 2.2;

‘Property’ has the meaning given to it in clause 2.2 under A;

‘Rights’ has the meaning given to it in clause 2.2 under B;

‘Secured Obligations’ means the Parallel Debt Obligations (of each of the Loan Parties) together with all monies and liabilities payable or to be discharged by the Mortgagor pursuant to the terms of this Agreement;

‘Security Period’ means the period beginning on the date hereof and ending on the earlier date upon which (a) all Secured Obligations have been irrevocably paid and discharged, or have ceased to exist, no Swap Agreements are outstanding and all Commitments under the Credit Agreement have been terminated and (b) the Security Right has been released and discharged by the Collateral Agent in accordance with clause 7 below; and

‘the Security Right’ the Right of Mortgage and the Right of Pledge created by this Agreement.

2.  Mortgage of the Property and Pledge of Rights

1.             The Mortgagor hereby agrees with the Collateral Agent and hereby undertakes that the Mortgagor shall grant to the Collateral Agent the Security Right purported to be granted under and pursuant to this Agreement.

2.             As security for the payment and discharge in full, when due (whether at stated maturity, by acceleration or otherwise), of the Secured Obligations, up to the following amounts:

•                 to an aggregate maximum amount of twenty-five million euro (EUR 25,000,000.-) (“Principal Amount”);

•                 the interest stipulated and increases thereof, if any, later to be agreed upon and everything the Collateral Agent has or will have to claim further in connection with the aforestated interests, penalties, costs, premiums or otherwise, jointly estimated at thirty-five percent (35%) of the Principal Amount therefore an amount of eight million seven hundred fifty thousand euro (8,750,000), all this up to a total amount of the Principal Amount increased with afore-mentioned thirty-five percent (35%) of the Principal Amount, therefore a maximum amount of thirty-three million seven hundred fifty thousand euro

(EUR 33,750,000.-),

the Mortgagor hereby grants to the Collateral Agent, for the duration of the Security Period, which is accepted by the Collateral Agent:

A.          A first right of mortgage (een eerste recht van hypotheek) on:

1.          the bank and office building cum annexes, locally known as Johan de Wittlaan 1 and Rooseveltplantsoen 4 in ‘s-Gravenhage, known at the Land Registry Office as Municipality of ‘s-Gravenhage, Section AK,

number 10007, measuring fifteen are and fourteen centiare; and

2.          the office building with parking building and parking lot (parkeerdek) cum annexes, locally known as Johan van Oldenbarneveltlaan 5 in ‘s-Gravenhage, known at the Land Registry Office as Municipality of ‘s-Gravenhage, Section AK, number 603, measuring eleven are and sixteen centiare;

(the “Property”).

Acquisition of title

Mortgagor shall obtain the Property, by the registration of a certified deed of transfer with the Land Register Office in Amsterdam, executed on the second day of November two thousand and four before M. van Olffen, civil-law notary in Amsterdam.

B.            A first right of pledge (een eerste recht van pand) on all present and future moveable property which presently owned or hereafter acquired by the Mortgagor, according to generally-accepted standards, is or are intended for permanent use in, on, for or in connection with the Property and which can be recognized as such by their form or function, as well as, if the Property should comprise or should also comprise a factory or workplace, on any machines, tools or equipment which are used for undertaking business activities in that factory or workplace, as well as on any individual components of the Property (the “Rights”),

(the Property and Rights, jointly the “Collateral”).

The Collateral Agent is hereby granted the power to take control of the Collateral as referred to article 3:267 Dutch Civil Code upon the issuance of the Default Notice and authorization from the summary proceeding judge (voorzieningenrechter), as well as the power to take the Collateral in custody if this is required in view of a lawful foreclosure pursuant to and in accordance with the provisions of article 3:267 Dutch Civil Code.

3.  Accessory rights and ancillary rights

The Security Right includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Collateral.

4.  Representations and warranties

1.             The Mortgagor hereby represents and warrants to the Collaterall Agent that the following is true and correct on the date of this Agreement:

a.              the Mortgagor is owner of the Property and the existing Rights and the Property and the existing Rights are within the disposition and control of the Mortgagor (beschikkingsbevoegdheid) and are not the subject of any limited property rights (beperkte rechten) in favour of any third parties (other than any encumbrances or liens permitted under the Credit Agreement), nor has the Mortgagor in advance created limited property rights or other rights on or against any of the Collateral (other than any encumbrances or liens permitted under the Credit Agreement), including without limitation, any security interest, nor has the Mortgagor made a promise or an undertaking to that effect, nor has an attachment been levied on any of the Property and the existing Rights except pursuant to this Agreement;

b.             the details of the Property and the existing Rights set out in this Agreement are true, complete and up-to-date; and

c.              all information provided by the Mortgagor with regard to this deed is correct and complete.

5.  Undertakings

1.             Except to the extent permitted pursuant to the Credit Agreement, the Mortgagor undertakes not to waive without the prior written consent of the Collateral Agent (not to be unreasonably withheld or delayed), any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Collateral and in general not to perform any acts which result or could result in a material reduction of the value of the Collateral.

2.             Except to the extent permitted pursuant to the Credit Agreement, the Mortgagor shall not, without the prior written consent of the Collateral Agent (not to be unreasonably withheld or delayed), transfer or further mortgage and pledge or otherwise encumber any of the Collateral or agree to a court settlement or an out-of-court settlement (gerechtelijk or buitengerechtelijk akkoord) in respect of the Collateral.

3.             The Mortgagor shall, at the Collateral Agent’s first request, provide in the English language the Collateral Agent all information and supporting documentation relating to the Collateral and allow the Collateral Agent to inspect its administrative records during office hours, all of the foregoing to the extent required by the Collateral Agent (acting reasonably) for the purpose of this Agreement.

4.             The Mortgagor shall forthwith inform the Collateral Agent of any attachment

(beslag) over any of the Collateral exceeding an amount of fifty thousand euro (EUR 50,000.-).

The Mortgagor shall:

(i)            send the Collateral Agent a copy of the relevant attachment or seizure documentation as well as all other documents required under applicable law for challenging the attachment or seizure (if and to the extent possible);

(ii)         notify the third party or the court process server acting on behalf of such third party in writing of the Collateral Agent’s interest over the Collateral ; and

(iii)      take such measures as may reasonably be required to protect the Collateral Agent’s interest over the Collateral.

5.             The Mortgagor covenants for the benefit of the Collateral Agent throughout the Security Period to co-operate with the Collateral Agent in the collection and recovery of the Collateral and to render all reasonable assistance as may be required pursuant to any exchange regulations and/or foreign statutory rules or other rules, including the taking of any legal action that the Collateral Agent may deem necessary in connection therewith after the issuance of a Default Notice to it.

6.             In addition and without prejudice to the obligations of the Mortgagor pursuant to clauses 5.3 and 5.4 above, the Mortgagor shall notify the Collateral Agent promptly of any event or circumstance which could reasonably be of importance to the Collateral Agent with a view to the preservation and exercise of the Collateral Agent’s rights under or pursuant to this Agreement.

7.             The Mortgagor shall, at its own expense, (i) in accordance with the terms of the Credit Agreement, keep and maintain the Collateral in good condition (reasonable wear and tear excepted), take care of and handle the same in a careful and diligent manner and, if applicable, effect any necessary repair and replacement and procure that its staff and other persons to whom it delegates its duties and responsibilities in respect of the Collateral, shall do likewise, (ii) subject to the insurance undertakings in the Credit Agreement, keep the Collateral at all times sufficiently insured with an insurer of reputable standing, and (iii) not perform any act which result or could result in a material reduction of the value of the Collateral.

6.  Enforcement and power of attorney

1.             Without prejudice to any other right or remedy available to the Collateral Agent,

the Collateral Agent, by issuing the Default Notice upon the occurrence of an Event of Default to the Mortgagor, may take any and all action, to the extent not prohibited by Dutch law, for the purpose of foreclosing upon the Collateral and exercising its rights as Collateral Agent.

The Mortgagor waives any right it may have requiring the Collateral Agent first so to proceed or so to claim or to enforce any security granted by any other person before enforcing this Agreement.

Without prejudice to the generality of the foregoing, upon issuance of the Default Notice, the Collateral Agent shall have the right (i) to have all or part of the Collateral sold in a public sale before a Dutch civil-law notary and to apply the proceeds of such public sale against the Secured Obligations in accordance with the Loan Documents, subject to the terms and conditions of the Credit Agreement or (ii) to request a competent Dutch court to order that all or part of the Collateral be sold in a private sale or Collateral established by or pursuant to this Agreement be otherwise realized in a manner prescribed or authorized by such court and to apply the proceeds of such sale or realization as provided above, all of the foregoing under (i) and (ii) is subject to and to the extent not prohibited by the applicable provisions of Dutch law as the same shall read at the relevant time.

2.             To the extent necessary, the Mortgagor agrees for the benefit of the Collateral Agent that a default in the performance of any of the Corresponding Obligations, it shall be deemed to be in default (verzuim) in respect of its Secured Obligations within the meaning of section 3:268 (1) and 6:81 of the Dutch Civil Code without any further notice or action being necessary. For the avoidance of doubt, a default in the performance of Corresponding Obligations shall have occurred, inter alia, upon the taking by the Administrative Agent of any of the actions referred to in the final paragraph of section 7.01 of the Credit Agreement.

3.             The Collateral Agent is hereby irrevocably authorised (without obligation) by the Mortgagor in the event of such a sale:

a.               to offer the Property and, where applicable, the Rights for sale; and

b.     to cause any of the Collateral to be registered in the name of the new owner(s) following the sale to the extent required on behalf of the Mortgagor, to do all such acts and to sign all such documents as are necessary for that purpose pursuant to the laws of the Netherlands.

4.             The Collateral Agent shall apply the proceeds of the Collateral and the foreclosure of the Rights of Mortgage or any of them in satisfaction of the relevant Secured Obligations and/or the Corresponding Obligations, in each case in accordance with Section 9.23 of the Credit Agreement and applicable provisions of Netherlands law.

5.             The Mortgagor shall at any time, upon written request of the Collateral Agent after the issuance of a Default Notice to the Mortgagor, execute and cause to be filed, at Mortgagors’ expense, such documents and instruments, and do such other acts and things, as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of this Agreement (including the protection and preservation of its rights) and of the rights and powers granted hereunder or granted to a Collateral Agent under the laws of the Netherlands.

6.             The Mortgagor hereby grants to the Collateral Agent (and any of its delegates) an irrevocable power of attorney in accordance with section 3:74 (1) of the Dutch Civil Code to, following the issuance of a Default Notice to it and during the continuance of an Event of Default, perform all acts and execute all documents in order to perfect or implement this Agreement on its behalf, and to take all actions which are necessary for the Collateral Agent (and any of its delegates) to create, maintain, protect, preserve and exercise its rights under this Agreement (acting reasonably). The parties agree that section 3:68 (Selbsteintritt) of the Dutch Civil Code will not apply and to the extent necessary, the Mortgagor hereby waives any rights it may have under section 3:68 of the Dutch Civil Code, which waiver the Collateral Agent hereby accepts.

7.  Termination (opzegging) and release

1.             The Collateral Agent is entitled to terminate (opzeggen) in whole or in part the Security Right and the contractual arrangements set forth herein. Notice of termination must be given in writing by the Collateral Agent to the Mortgagor.

2.             The Security Right shall be terminated by operation of law when all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, no Letters of Credit or Swap Agreements are outstanding and all Commitments under the Credit Agreement have terminated. At the request of the Mortgagor, the Collateral Agent shall confirm such termination in writing and will execute all documents reasonably requested by the Mortgagor in relation thereto (at the expense of the Mortgagor).

8.  Assignment and information

1.             Subject to the relevant provisions of the Credit Agreement, the Collateral Agent (but not, for the avoidance of doubt, the Mortgagor) shall be entitled to assign and/or transfer all or part of its rights and obligations under this Agreement to any assignee and/or transferee.

2.             The Mortgagor hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of section 6:156 of the Dutch Civil Code and hereby in advance irrevocably co-operates with (verleent bij voorbaat medewerking aan), within the meaning of sections 6:159 and 6:156 of the Dutch Civil Code, any such assignment and/or transfer executed in accordance with the relevant provisions of the Credit Agreement, including by means of an assumption of debt (schuldoverneming) or transfer of agreement (contractsoverneming), as the case may be, hereunder.

3.             The Collateral Agent shall be entitled to impart any information concerning the Mortgagor to any successor or proposed successor, subject to the confidentiality provisions of the Credit Agreement.

9.  Records of Mortgage

Subject to proof to the contrary, the records of the Collateral Agent shall be conclusive evidence (dwingend bewijs) of the existence and amount of the Secured Obligations and the Corresponding Obligations, subject to and in accordance with the terms of the Credit Agreement.

10.  Costs

Subject to any provision to the contrary herein, all costs incurred in connection with the creation of the Rights of Mortgage and the performance by the parties of their rights and obligations under this Agreement shall be for the account of the persons or entities designated in section 9.05 of the Credit Agreement and shall be settled in accordance therewith.

11.  Notices

Any notices and other communications under or in connection with this Agreement shall be given in accordance with section 9.01 of the Credit Agreement.

12.  Suspension of rights and indemnity

1.             Throughout the Security Period, the Mortgagor shall not:

(i)            receive, claim or have the benefit of any payment, distribution or security from or on account of any Loan Party under any indemnity or otherwise or exercise its rights of defence, suspension, retention, set off or counter claim as against any Loan Party;

(ii)         take recourse (verhaal) or take any other step to enforce any right against any Loan Party or their respective assets; and

(iii)      claim or vote in competition with the Collateral Agent or any of the other Secured Parties in the bankruptcy, suspension of payment or liquidation or analogous circumstance of any Loan Party, except in case, in such manner and upon such terms as the Collateral Agent, acting reasonably, may require. Any payment, distribution or security received by the Mortgagor contrary to the provisions of this Agreement shall be received and held by the Mortgagor as custodian (bewaarnemer) (or, if possible under applicable law, on trust) for the benefit of the Collateral Agent and the Secured Parties and shall, pending payment or transfer to the Collateral Agent, to the extent legally possible, be segregated from the other assets of the Mortgagor and shall be forthwith paid over or transferred to the Collateral Agent. If notwithstanding the above the Mortgagor exercises any right of defence, suspension, retention, set off or counter claim in respect of any amount, it shall forthwith pay an amount equal to such amount to the Collateral Agent.

2.             The Collateral Agent shall not be liable to the Mortgagor under or pursuant to the Credit Agreement except for its willful misconduct (opzet) or gross negligence (grove schuld).

13.  Limitation, waiver

The Mortgagor waives, to the fullest extent permitted by law, its right (i) to dissolve this Agreement, pursuant to section 6:265 of the Dutch Civil Code or on any other ground or (ii) to avoid this Agreement, including but not limited to error (dwaling), which waiver the Collateral Agent hereby accepts.

14.  Security interest absolute

All rights of the Collateral Agent, the Rights of Mortgage and all obligations of the Mortgagor hereunder shall be absolute and unconditional irrespective of:

(i)           any change in the time, manner or place of payment of the Parallel Debt Obligations and/or the Corresponding Obligations or any change of or amendment to any other Loan Document and any other document related thereto, or any other agreement or instrument relating to any of them; or

(ii)        any exchange, release or non perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any other collateral for the Parallel Debt Obligations and/or the Corresponding Obligations.

15.  Amendment of this agreement

This Agreement may only be amended by a written agreement between the Mortgagor and the Collateral Agent (with the consent of the Required Secured Parties), to the extent required by Dutch law, executed before a Dutch civil-law notary.

16.  Governing law and jurisdiction

1.             This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

2.             The Mortgagor consents to the exclusive jurisdiction of the courts of Amsterdam, the Netherlands. The Mortgagor hereby waives any objection that it may now or hereafter have to the jurisdiction of such courts, which waiver the Collateral Agent hereby accepts. This clause is for the benefit of the Collateral Agent only and shall not limit its right to bring proceedings against the Mortgagor in connection with this Agreement or any other Loan Document in any court of competent jurisdiction or concurrently in more than one jurisdiction.

17.  Severability of provisions

1.             Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

2.             The parties hereto agree that they will negotiate in good faith to replace any provision hereof held invalid, illegal or unenforceable as set out in clause 17.1 above with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

18.  Remedies and prevalence

1.             The rights and remedies of the Collateral Agent herein, and the obligations, representations and warranties of the Mortgagor herein, are cumulative and are not exclusive of any rights or remedies of the Collateral Agent, or obligations, representations or warranties of the Mortgagor, conferred or imposed by law, the Credit Agreement or any other Loan Document.

2.             To the extent there is a conflict between the provisions of the Credit Agreement and the provisions of this Agreement, the provisions of the Credit Agreement shall prevail (but only to the extent that the validity and enforceability of the mortgage and pledge created pursuant this Agreement and the powers of attorney given pursuant this Agreement are not affected as a consequence).

19.  Regulation Board of the Royal Notarial Regulatory Body (Verordening Koninklijke Notartiële Beroepsorganisatie)

The Mortgagor declares that it is aware of the fact that Paul Hubertus Nicolaas Quist, civil-law notary in Amsterdam, is one of the partners of the law firm of Stibbe in Amsterdam, which acts as the external legal advisor of the Collateral Agent.

With reference to the provisions of articles 19, 20, 21 and 22 of the ‘Code of Conduct (Verordening Beroeps- en Gedragsregels)’ as determined by the Board of the Royal Notarial Regulatory Body (Koninklijke Notariële Beroepsorganisatie), the Mortgagor explicitly declares that it consents to the fact that the Collateral Agent will be assisted by Stibbe in all cases connected with this deed and all potential conflicts arising therefrom.

20.      Regulatory Matters

1.             Notwithstanding anything to the contrary contained in this Agreement or any of the other Security Documents, the rights of the Collateral Agent and the other Secured Parties hereunder and under the other Security Documents are subject to all applicable rules and regulations of the FCC and other Governmental Authorities with jurisdiction over Parent and its subsidiaries.

Without limiting the foregoing, the Collateral Agent will not take any action (or authorize any other party to take any action on its behalf) which would constitute or result in an assignment or change of control of any governmental permits, licenses, or other authorizations, including without limitation those issued by the FCC, now held by or to be issued to Parent or any of its subsidiaries which would require prior notice to or approval from any Governmental Authority, or otherwise take action hereunder which would require prior notice to or approval from any Governmental Authority, in each case without first providing such notice or obtaining such prior approval of the relevant Governmental Authorities.

2.             Upon and after the issuance of a Default Notice, the Parent shall take any action which the Collateral Agent may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Collateral to the Collateral Agent or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing.

To enforce the provisions of this clause 20, upon and after the issuance of a Default Notice, the Collateral Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary assignment or transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom the Collateral will be assigned and control will ultimately be transferred.

Parent agrees to cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any applications and other documents and providing any information that may be necessary or helpful in obtaining the FCC’s or such other Governmental Authority’s consent to the assignment to such purchaser of the Collateral.

Parent hereby agrees to consent to any such an involuntary transfer of control upon the request of the Collateral Agent after and after the issuance of a Default Notice and, without limiting any rights of the Collateral Agent under this Agreement, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consent required by Governmental Authorities, in order to effectuate the transactions contemplated in this clause 20.

Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement.

Parent shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

3.             Upon or after the occurrence of a Default Notice, Parent shall use its best efforts to assist in obtaining consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the transferor’s or assignor’s portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

4.             Parent hereby acknowledges and agrees that the Collateral is a unique asset and that a violation of Parent’s covenant to cooperate with respect to any regulatory consents would result in irreparable harm to the Collateral Agent for which monetary damages are not readily ascertainable.

Parent further agrees that, because of the unique nature of its undertaking in this subclause 4, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Collateral Agent would have an adequate remedy at law for the breach of this undertaking.

5.             Without limiting the obligations of Parent hereunder in any respect, Parent further agrees that if Parent, upon or after the issuance of a Default Notice, should fail or refuse to execute any application or other document necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, Parent agrees, to the extent consistent with applicable law, that such application or other document may be executed on Parent’s behalf by the clerk of any court or other forum in any competent jurisdiction without notice to the Parent.

21.      Choice of domicile

Parties choose domicile in this case, in particular for the registration at the Land Registry Office of this deed, at the office of the custodian of this deed.

This deed was executed today in Amsterdam.

The substance of this deed was stated and explained to the appearing person.

The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.

Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil-law notary, at five hours seventeen minutes post meridiem.

(signed): M.M. Hemmers, Paul Quist